Exhibit 5.1
March 13, 2009
Oppenheimer Holdings Inc.
P.O. Box 2015, Suite 1110
20 Eglinton Avenue West
Toronto, Ontario
Canada M4R 1K8
Re:	Registration Statement on Form S-4
Ladies and Gentlemen:
          We are acting as special Delaware counsel to Oppenheimer Holdings Inc., a corporation presently incorporated under the laws of Canada (the “Company”), and have been requested to furnish this opinion to you in connection with the Company’s filing of a Registration Statement on Form S-4 (as such may be further amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of 13,009,789 shares of Class A Non-Voting Common Stock, par value $.001 per share, of the Company (the “Class A Common Stock”) and 99,680 shares of Class B Voting Common Stock, par value $.001 per share, of the Company (the “Class B Common Stock” and, with the Class A Common Stock, the “Shares”). The Shares are being registered in connection with the change of the Company’s jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware (the “Domestication”) pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “General Corporation Law”).
          For the purpose of rendering our opinion as expressed herein, we have been furnished with and have reviewed the following documents:
          (i)     forms of a Certificate of Incorporation (the “Certificate of Incorporation”) and a Certificate of Corporate Domestication (the “Certificate of Domestication”), each bearing a draft date of March 13, 2009, of the Company (collectively, the “Certificates”);
          (ii)     the Registration Statement; and
          (iii)     the form of bylaws to be adopted by the Company (the “Bylaws”).
          With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of the officers and other persons and entities signing each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents

Oppenheimer Holdings Inc.
March 13, 2009

submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies; and (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. For the purpose of rendering our opinion as expressed herein, we have not reviewed any document other than the documents set forth above, and we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.
          In addition to the foregoing, for purposes of rendering our opinion as expressed herein, we have assumed;
          (1)     that the Company is, and at all times prior to the effectiveness of the Domestication will be, duly organized, validly existing and in good standing under the laws of Canada and under the Canada Business Corporations Act (the “CBCA”) and has, and at all times relevant for purposes of rendering our opinion as expressed herein had, the full power, authority and legal right to domesticate in the State of Delaware pursuant to Section 388;
          (2)     that, at all times relevant for purposes of rendering our opinion as expressed herein, the laws of Canada and the CBCA permitted, and will permit, the Domestication;
          (3)     that the Domestication was, or will be, duly authorized by the Company;
          (4)     that all necessary action was taken, or will be taken, under the CBCA and other applicable laws of Canada to authorize and permit the Domestication and any and all consents, approvals and authorizations from applicable Canadian governmental authorities required to authorize and permit the Domestication have been, or will be, obtained;
          (5)     that the Certificates, in the forms thereof submitted for our review, without alteration or amendment (other than filling in the appropriate date and effective time) will be duly authorized and executed and thereafter be duly filed with the Secretary of State in accordance with Section 103 of the General Corporation Law and Section 388, that no other certificate or document has been, or prior to the filing of the Certificates will be, filed by or in respect of the Company with the Secretary of State and that the Company will pay all fees or other charges required to be paid in connection with the filing of the Certificates;
          (6)     that each Class A non-voting share, no par value, and each Class B voting share, no par value, of the Company issued and outstanding prior to the Domestication is, and immediately prior to the effective time of the Domestication will be, duly authorized, validly issued, fully paid and non-assessable under the laws of Canada and the CBCA; and

Oppenheimer Holdings Inc.
March 13, 2009

          (7)     that each Class A non-voting share, no par value, and each Class B voting share, no par value, of the Company issued and outstanding prior to the Domestication was not or will not be issued in violation of any preemptive or other similar rights arising under the laws of Canada and the CBCA, the organizational documents of the Company, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, or any court decree or order (including, without limitation, any settlement agreement).
          Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinion as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that each validly issued, fully paid and non-assessable Class A non-voting share, no par value, and Class B voting share, no par value, of the Company issued and outstanding immediately prior to the effective time of the Domestication pursuant to the organizational documents of the Company and the laws of Canada and the CBCA will represent a validly issued, fully paid and non-assessable share of Class A Common Stock or Class B Common Stock, as applicable, of the Company upon the effective time of the Domestication.
          We note that we have been retained to act as special Delaware counsel for purposes of rendering the opinion expressed herein. We are not regular counsel to the Company and we are not generally informed as to its business affairs. We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinion is limited to the laws of the State of Delaware currently in effect, and we have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including, the CBCA or the laws of Canada or any state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body. In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. § 7301 et seq., or any rules or regulations promulgated thereunder.
          The foregoing opinion is rendered solely for your benefit in connection with the matters addressed herein. We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder. Except as stated in this paragraph, this opinion letter may not be furnished or quoted to, nor may the foregoing opinion be relied upon by, any other person or entity for any purpose without our prior written consent. We undertake no duty to update or supplement this opinion for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.
Very truly yours,